Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

Contact:	John M. McCaffery
Executive Vice President
Chief Financial Officer
(631) 537-1001, ext. 7290

BRIDGE BANCORP, INC. REPORTS THIRD QUARTER 2020 RESULTS WITH DILUTED EARNINGS PER COMMON SHARE OF $0.66 (AS REPORTED) AND $0.77 (AS ADJUSTED)

(Bridgehampton, NY – October 27, 2020) Bridge Bancorp, Inc. (NASDAQ: BDGE) (the “Company”), the parent company of BNB Bank (“BNB”), today announced third quarter results for 2020.

The Company's third quarter 2020 financial results included:

●	Net income for the 2020 third quarter of $13.1 million, or $0.66 per diluted share, inclusive of pre-tax merger expenses of $2.4 million, or $0.11 per diluted share after tax, related to the Company’s merger with Dime Community Bancshares, Inc. (“Dime”).
●	Excluding merger expenses, adjusted net income was $15.4 million, or $0.77 per diluted share.
●	Adjusted pre-tax pre-provision net revenue was $20.9 million for the 2020 third quarter, flat compared to the linked quarter, and a $2.2 million, or 12%, increase year-over-year.
●	Net interest income grew $0.3 million compared to the linked quarter, to $40.7 million, with a tax-equivalent net interest margin of 2.83%, or 3.22% on an adjusted basis.
●	Total assets increased to $6.3 billion at September 30, 2020, 3% higher than June 30, 2020.
●	Total deposits increased $288.7 million, and the cost of total deposits decreased 10 basis points, compared to the linked quarter.
●	Non-public, non-brokered deposit growth of $322.0 million, or 8%, compared to June 30, 2020, and $1.3 billion, or 56% annualized, from December 31, 2019.
●	Non-performing assets of $7.1 million at September 30, 2020, $0.7 million lower than June 30, 2020 and $2.7 million higher than December 31, 2019. Allowance for credit losses coverage to total loans of 0.94% at September 30, 2020.
●	Total remaining loan payment deferrals at October 25, 2020 were $44 million, or 1.0%, of total loans held for investment.
●	Provision for credit losses of $1.5 million, a decline of $3.0 million on a linked quarter basis.
●	All capital ratios remain strong. Declared a dividend of $0.24 during the quarter.

Reflecting on the third quarter results, Kevin O’Connor, President and CEO said, “Our strong quarterly results reflect the solid foundations of our balance sheet and business model.  We continue to navigate this turbulent environment, supporting our employees who, in turn, support our customers. Additionally, we are working with our counterparts at Dime Community Bank to deliver a smooth transition for our customers.  I want to thank all of the BNB employees-their ability to service our customers at the highest level while dealing with the pandemic, remote work, child-care issues, and a complicated integration, speaks volumes about their dedication and commitment. I could not be prouder to work with this group of professionals.”

Net Earnings and Returns

Net income in the 2020 third quarter was $13.1 million, or $0.66 per diluted share, which was $2.4 million, or $0.12 per diluted share higher than the 2020 second quarter, driven primarily by growth in non-interest income and net interest income, and lower provision for credit losses, partially offset by higher non-interest expense. Excluding the impact of merger expenses, net income for the 2020 third quarter was $15.4 million, or $0.77 per diluted share. Net income for the nine months ended September 30, 2020 was $33.1 million, or $1.66 per diluted share, compared to $37.5 million, or $1.88 per diluted share, in 2019.

Returns on average assets and equity in the 2020 third quarter were 0.83% and 10.15%, respectively.  Return on average tangible common equity was 12.90% for the 2020 third quarter (see reconciliation of this non-GAAP financial measure provided elsewhere herein). The merger expenses incurred during the quarter reduced returns on average assets, equity and tangible common equity by approximately 15 basis points, 178 basis points, and 238 basis points, respectively.

Net Interest Income

Interest income was $46.3 million in the 2020 third quarter, an increase of $0.4 million compared to the 2020 second quarter, primarily due to loan portfolio growth from the Paycheck Protection Program (“PPP”), partially offset by lower average yields in loans, securities,  and deposits with banks. Interest expense was $5.6 million in the 2020 third quarter, an increase of $0.2 million compared to the 2020 second quarter, primarily due to an increase in average deposits and average cost of borrowings, partially offset by a decrease in average cost of deposits.

The tax-equivalent net interest margin in the 2020 third quarter showed a decline of 17 basis points to 2.83% from 3.00% in the linked quarter. 2020 third quarter loan yields showed a decrease of 10 basis points to 3.72% from 3.82% in the linked quarter.

	Three Months Ended			Change Compared To
	September 30,	June 30,	September 30,	June 30,		September 30,
	2020	2020	2019	2020		2019
Average yield on loans, tax-equivalent basis	3.72%	3.82%	4.73%	(10)	bp	(101)	bp

Net interest margin - as reported (1)	2.82%	2.99%	3.39%	(17)	bp	(57)	bp
Net interest margin, tax-equivalent basis (2)	2.83	3.00	3.40	(17)		(57)
Adjusted net interest margin (non-GAAP) (3)	3.22	3.24	3.42	(2)		(20)

(1)	Net interest margin represents net interest income divided by average interest-earning assets.
(2)	Net interest margin, tax-equivalent basis represents net interest income on a tax-equivalent basis divided by average interest-earning assets.
(3)	Adjusted net interest margin represents adjusted net interest income on a tax-equivalent basis, excluding deposits with banks and PPP loans, divided by adjusted average interest-earning assets, excluding deposits with banks and PPP loans.

Commenting on the net interest margin Mr. O’Connor said, “The effects of the pandemic, and the economic and fiscal response continue to weigh on our net interest margin.  The PPP forgiveness process has just started, and we are helping our customers navigate the SBA procedures. As of September 30, 2020, all PPP loans were still outstanding.  Additionally, customers continue to conserve their liquidity as evidenced by the continued growth in deposits. Non-public customer deposits were up over $300 million quarter-over-quarter, which resulted in an outsized amount of overnight funds earning about 10 basis points. Without this excess liquidity and the PPP loans, the margin would have been 3.22% for the quarter.  We continue to lower our already low deposit costs dropping them by 10 basis points quarter-over-quarter.  This quarter we restructured our wholesale balance sheet, offsetting securities gains with swap termination losses for a $136 thousand net gain, which should positively impact the margin in the fourth quarter.”

Provision for Credit Losses

The provision for credit loss expense was $1.5 million for the 2020 third quarter, $3.0 million lower than the 2020 second quarter. The Company recorded additional expected credit losses in the 2020 second quarter related to its estimate of the economic impact of the COVID-19 pandemic. The Company recognized net charge-offs of $1.4 million in the 2020 third quarter, compared to net charge-offs of $0.3 million in the 2020 second quarter.

Non-Interest Income

Non-interest income was $6.8 million for the 2020 third quarter, which was $4.5 million higher compared to the 2020 second quarter, primarily attributable to net securities gains, an increase in gain on sale of SBA loans in the 2020 third quarter, and a decrease in the fair value of one loan held for sale recorded in the 2020 second quarter, partially offset by a loss on termination of swaps and a decrease in loan swap fees. Additionally, there was an increase in title fees on a year-over-year and linked quarter basis as real estate activity increased in our eastern markets.

Non-Interest Expense

Non-interest expense for the 2020 third quarter of $28.9 million was $4.5 million higher than the 2020 second quarter. The increase in the third quarter was primarily due to higher salaries and benefits expense, related to an increase in incentive accruals, and merger expenses. Excluding the impact of merger expenses, total non-interest expense in the 2020 third quarter would have been $26.6 million.

Income Tax Expense

Income tax expense was $4.0 million in the 2020 third quarter, an increase of $0.9 million compared to the 2020 second quarter. The effective tax rate for the 2020 third quarter was 23.4%, compared to 22.7% for the 2020 second quarter, and 21.7% for the 2019 third quarter. The increase in the Company’s effective tax rate resulted primarily from non-deductible merger expenses in the 2020 third quarter.

Balance Sheet

Total assets were $6.3 billion at September 30, 2020, $171.7 million higher than June 30, 2020. The rise in total assets compared to the linked quarter was largely attributable to a $193.4 million increase in interest-earning deposits with banks.

Total loans held for investment increased $18.6 million (2% annualized) to $4.6 billion during the 2020 third quarter. Net deferred loan fees were $14.2 million at September 30, 2020, inclusive of $21.8 million remaining unamortized net loan fees related to PPP loans. The allowance for credit losses was $43.5 million at September 30, 2020, $0.1 million higher than June 30, 2020. The allowance as a percentage of loans was 0.94% at both September 30, 2020 and June 30, 2020.

Total deposits increased $288.7 million (23% annualized) to $5.4 billion during the 2020 third quarter. The growth in total deposits was primarily due to a $190.9 million increase in savings and NOW deposits. Demand deposits increased $82.1 million during the 2020 third quarter to $2.2 billion at September 30, 2020, representing 42% of total deposits.

Total stockholders’ equity was $512.2 million at September 30, 2020, $9.6 million higher than June 30, 2020. The growth reflects earnings, partially offset by shareholders’ dividends. During the 2020 first quarter, the Company purchased 179,620 shares of its common stock under the repurchase plan at a cost of $4.6 million. Book value per share was $25.94 at September 30, 2020, $0.47 higher than June 30, 2020. Tangible book value per share was $20.40 at September 30, 2020, $0.47 higher than June 30, 2020 (see reconciliation of this non-GAAP financial measure provided elsewhere herein).

Balance Sheet Highlights (unaudited)

				Change Compared To
	September 30,	June 30,	December 31,	June 30,	December 31,
(Dollars in thousands)	2020	2020	2019	2020	2019
Total assets	$6,322,377	$6,150,664	$4,921,520	$171,713	$1,400,857
Total stockholders' equity	512,221	502,621	497,154	9,600	15,067

Loans held for investment
Investor commercial real estate ("CRE")	$1,097,290	$1,064,623	$1,034,599	$32,667	$62,691
Owner-occupied CRE	532,597	528,118	531,088	4,479	1,509
Construction and land	66,826	81,516	97,311	(14,690)	(30,485)
Commercial and industrial	670,796	675,989	679,444	(5,193)	(8,648)
Paycheck Protection Program ("PPP")	960,371	949,662	-	10,709	960,371
Total commercial	3,327,880	3,299,908	2,342,442	27,972	985,438

Multi-family	853,263	844,066	812,174	9,197	41,089
Residential real estate	449,984	469,183	493,144	(19,199)	(43,160)
Installment and consumer	22,520	24,953	24,836	(2,433)	(2,316)
Net deferred loan (fees) costs	(14,174)	(17,282)	7,689	3,108	(21,863)
Total loans held for investment	$4,639,473	$4,620,828	$3,680,285	$18,645	$959,188

Deposits
Total IPC deposits	$4,318,594	$3,996,590	$3,042,171	$322,004	$1,276,423
Brokered deposits	122,543	194,019	164,034	(71,476)	(41,491)
Public deposits	927,932	889,810	608,442	38,122	319,490
Total public and brokered deposits	1,050,475	1,083,829	772,476	(33,354)	277,999
Total deposits	$5,369,069	$5,080,419	$3,814,647	$288,650	$1,554,422

Loan-to-deposit ratio	86.41%	90.95%	96.48%	(4.54)%	(10.07)%

Loan and Line of Credit Origination Information (unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2020	2020	2019	2020	2019
Investor CRE	$68,597	$46,060	$100,120	$156,395	$174,950
Owner-occupied CRE	23,937	23,287	12,973	80,944	98,065
Commercial and industrial	97,209	65,620	57,119	238,625	252,763
PPP	10,666	949,729	—	960,395	—
Multi-family	19,773	48,330	48,160	107,018	121,954
Residential real estate	1,683	3,654	8,764	14,306	26,289
Other	28,010	9,198	23,901	58,219	75,719
Total loan and line of credit originations	$249,875	$1,145,878	$251,037	$1,615,902	$749,740

Asset Quality

Asset quality measures remained solid, as non-performing assets were $7.1 million, or 0.11% of total assets, at September 30, 2020, compared to $7.7 million, or 0.13% of total assets, at June 30, 2020. Non-performing loans were $7.1 million, or 0.15% of total loans at September 30, 2020, compared to $7.7 million, or 0.17% of total loans at June 30, 2020. Loans 30 to 89 days past due increased $5.6 million to $10.7 million at September 30, 2020, compared to $5.1 million at June 30, 2020. The increase in 30 to 89 days past due loans compared to prior quarter is primarily comprised of several residential loans.

Regarding asset quality and the current environment, Mr. O’Connor stated, “As of October 25, 2020, there were $44 million in loans that had not reached the end of their forbearance agreements, which is about 1.0% of all loans as of the end of the quarter. This will continue to be a focus of management as we work closely with these customers to monitor their financial health.”

Conference Call

The Company will host a conference call on Wednesday, October 28, 2020 at 10:00 AM (ET) to discuss the 2020 third quarter results.

Investors who would like to join the conference call are encouraged to pre-register using the following link: https://dpregister.com/sreg/10148363/d9dd3cf1e4. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time. Telephonic replay will be available through the Company’s website beginning approximately one hour after the conclusion of the call through Wednesday, November 11, 2020.

Call and replay information are as follows:

Call Date: Wednesday, October 28, 2020
Call Time: 10:00 AM (ET)
Domestic Call Dial In:  1-844-746-0738
International Call Dial In:  1-412-317-5271

Replay Domestic Dial In:  1-877-344-7529
Replay International Dial In:  1-412-317-0088
Access Code: 10148363

About Bridge Bancorp, Inc.

Bridge Bancorp, Inc. is a bank holding company engaged in commercial banking and financial services through its wholly-owned subsidiary, BNB Bank. Established in 1910, BNB, with assets of approximately $6.3 billion, operates 39 branch locations serving Long Island and the greater New York metropolitan area. Through its branch network and its electronic delivery channels, BNB provides deposit and loan products and financial services to local businesses, consumers and municipalities. Title insurance services are offered through BNB's wholly-owned subsidiary, Bridge Abstract. Bridge Financial Services, Inc., a wholly-owned subsidiary of BNB, offers financial planning and investment consultation.  For more information visit www.bnbbank.com.

BNB also has a rich tradition of involvement in the community, supporting programs and initiatives that promote local business, the environment, education, healthcare, social services and the arts.

Please see the attached tables for selected financial information.

Forward Looking Statements

This release may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”).  Such forward-looking statements, in addition to historical information, involve risk and uncertainties, and are based on the beliefs, assumptions and expectations of management of the Company.  Words such as “expects,” “believes,” “should,” “plans,” “anticipates,” “will,” “potential,” “could,” “intends,” “may,” “outlook,” “predicts,” “projects,” “would,” “estimates,” “assumes,” “likely,” and variation of such similar expressions are intended to identify such forward-looking statements.  Examples of forward-looking statements include, but are not limited to, possible or assumed estimates with respect to the financial condition, expected or anticipated revenue, tax rates, and results of operations and business of the Company, including earnings growth; revenue growth in retail banking, lending and other areas; origination volume in the  consumer, commercial and other lending businesses; current and future capital management programs; non-interest income levels, including fees from the title abstract subsidiary and banking services as well as product sales; tangible capital generation; market share; expense levels; and other business operations and strategies.  The Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

Factors that could cause future results to vary from current management expectations include, but are not limited to, changing economic  conditions; legislative and regulatory changes, including increases in FDIC insurance rates; monetary and fiscal policies of the federal government; changes in tax policies; rates and regulations of federal, state and local tax authorities; changes in interest rates; deposit flows; the cost of funds; demands for loan products; demand for financial services; competition; changes in the quality and composition of BNB’s loan and investment portfolios; changes in management’s business strategies; changes in accounting principles, policies or guidelines; changes in real estate values; an unexpected increase in operating costs; expanded regulatory requirements; expenses related to our proposed merger with Dime Community Bancshares, Inc., unexpected delays related to the merger, or our inability to obtain regulatory approvals or satisfy other closing conditions required to complete the merger; and other risk factors discussed elsewhere, and in our reports filed with the Securities and Exchange Commission. In addition, the COVID-19 pandemic is having an adverse impact on the Company, its customers and the communities it serves. The adverse effect of the COVID-19 pandemic on the Company, its customers and the communities where it operates may adversely affect the Company’s business, results of operations and financial condition for an indefinite period of time. The forward-looking statements are made as of the date of this report, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Condition (unaudited)

(In thousands)

	September 30,	June 30,	December 31,
	2020	2020	2019
Assets
Cash and due from banks	$94,892	$67,633	$77,693
Interest-earning deposits with banks	615,575	422,148	39,501
Total cash and cash equivalents	710,467	489,781	117,194
Securities available for sale, at fair value	466,081	537,746	638,291
Securities held to maturity	100,934	111,307	133,638
Total securities	567,015	649,053	771,929
Securities, restricted	23,362	28,987	32,879
Loans held for sale	10,000	10,000	12,643
Loans held for investment	4,639,473	4,620,828	3,680,285
Allowance for credit losses	(43,474)	(43,401)	(32,786)
Loans held for investment, net	4,595,999	4,577,427	3,647,499
Premises and equipment, net	34,341	34,495	34,062
Operating lease right-of-use assets	44,642	40,434	43,450
Goodwill and other intangible assets	109,398	109,248	109,627
Accrued interest receivable and other assets	227,153	211,239	152,237
Total assets	$6,322,377	$6,150,664	$4,921,520

Liabilities and stockholders' equity
Demand deposits	$2,176,391	$2,101,950	$1,386,037
Savings and negotiable order of withdrawal ("NOW") deposits	686,310	495,421	438,902
Money market deposit accounts ("MMDA")	1,265,136	1,202,125	1,012,322
Certificates of deposit of less than $100,000	52,797	54,643	58,640
Certificates of deposit of $100,000 or more	137,960	142,451	146,270
Total individual, partnership and corporate ("IPC") deposits	4,318,594	3,996,590	3,042,171
Brokered deposits	122,543	194,019	164,034
Public funds - demand deposits	69,914	62,244	132,921
Public funds - other deposits	858,018	827,566	475,521
Total public and brokered deposits	1,050,475	1,083,829	772,476
Total deposits	5,369,069	5,080,419	3,814,647
Federal funds purchased and repurchase agreements	1,353	1,670	999
Federal Home Loan Bank ("FHLB") advances	215,000	340,000	435,000
Subordinated debentures, net	79,024	78,990	78,920
Operating lease liabilities	47,383	43,131	45,977
Other liabilities and accrued expenses	98,327	103,833	48,823
Total liabilities	5,810,156	5,648,043	4,424,366
Total stockholders' equity	512,221	502,621	497,154
Total liabilities and stockholders' equity	$6,322,377	$6,150,664	$4,921,520

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income (unaudited)

(In thousands)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Interest income	$46,296	$45,850	$46,354	$136,748	$137,221
Interest expense	5,589	5,418	9,639	18,959	30,666
Net interest income	40,707	40,432	36,715	117,789	106,555
Provision for credit losses	1,500	4,500	1,000	11,000	5,100
Net interest income after provision for credit losses	39,207	35,932	35,715	106,789	101,455

Non-interest income:
Service charges and other fees	2,215	1,889	2,588	6,604	7,572
Title fees	695	385	508	1,409	1,149
Net securities gains	3,540	—	—	3,525	201
Loss on termination of swaps	(3,403)	—	—	(3,403)	—
Change in fair value of loans held for sale	—	(2,643)	—	(2,643)	—
Gain on sale of SBA loans	2,191	469	601	3,031	1,662
Bank owned life insurance	543	547	561	1,638	1,670
Loan swap fees	554	1,320	1,557	3,105	3,200
Other	455	285	429	993	1,507
Total non-interest income	6,790	2,252	6,244	14,259	16,961

Non-interest expense:
Salaries and employee benefits	16,406	13,919	14,294	45,874	41,233
Occupancy and equipment	3,599	3,520	3,490	10,618	10,581
Merger expenses	2,352	—	—	2,352	—
Amortization of other intangible assets	149	177	182	507	605
Other	6,431	6,783	6,238	18,828	18,388
Total non-interest expense	28,937	24,399	24,204	78,179	70,807

Income before income taxes	17,060	13,785	17,755	42,869	47,609
Income tax expense	3,999	3,129	3,852	9,804	10,126
Net income	$13,061	$10,656	$13,903	$33,065	$37,483

Earnings Per Share (unaudited)
(In thousands, except per share data)	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Net income	$13,061	$10,656	$13,903	$33,065	$37,483
Dividends paid on and earnings allocated to participating securities	(276)	(218)	(294)	(689)	(797)
Income attributable to common stock	$12,785	$10,438	$13,609	$32,376	$36,686

Weighted average common shares outstanding, including participating securities	19,896	19,861	19,958	19,901	19,950
Weighted average participating securities	(423)	(409)	(422)	(415)	(425)
Weighted average common shares outstanding	19,473	19,452	19,536	19,486	19,525
Basic earnings per common share	$0.66	$0.54	$0.70	$1.66	$1.88

Weighted average common shares outstanding	19,473	19,452	19,536	19,486	19,525
Incremental shares from assumed conversions of options and restricted stock units	41	36	32	36	27
Weighted average common and equivalent shares outstanding	19,514	19,488	19,568	19,522	19,552
Diluted earnings per common share	$0.66	$0.54	$0.70	$1.66	$1.88

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Consolidated Financial Highlights (unaudited)

(In thousands, except per share amounts and financial ratios)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Selected Financial Data:
Return on average total assets	0.83%	0.72%	1.17%	0.77%	1.07%
Adjusted return on average total assets (1)	0.98	0.72	1.17	0.83	1.07
Return on average stockholders' equity	10.15	8.56	11.44	8.75	10.64
Adjusted return on average stockholders' equity (1)	11.93	8.56	11.44	9.36	10.64
Return on average tangible common equity (1) (2)	12.90	10.95	14.81	11.17	13.88
Adjusted return on average tangible common equity (1) (2)	15.28	11.10	14.97	12.08	14.06
Net interest rate spread, tax-equivalent basis	2.55	2.72	2.88	2.69	2.81
Net interest margin, tax-equivalent basis	2.83	3.00	3.40	3.01	3.33
Average interest-earning assets to average interest-bearing liabilities	169.28	169.70	157.94	165.63	154.96
Efficiency ratio	60.92	57.16	56.34	59.20	57.33
Adjusted efficiency ratio (1)	55.71	53.32	55.79	55.85	56.74
Operating expense/average assets	1.84	1.66	2.04	1.83	2.02
Adjusted operating expense/average assets (1)	1.68	1.65	2.03	1.76	2.00

(1)	See reconciliation of this non-GAAP financial measure provided elsewhere herein.
(2)	Average tangible common equity represents a non-GAAP financial measure calculated as average total stockholders' equity less average goodwill and intangible assets.

	September 30,	June 30,	December 31,
	2020	2020	2019
Selected Financial Data:
Book value per share	$25.94	$25.47	$25.06
Tangible book value per share (1)	$20.40	$19.93	$19.54
Common shares outstanding	19,749	19,734	19,837

Capital Ratios:
Total capital to risk-weighted assets	13.3%	13.2%	13.1%
Tier 1 capital to risk-weighted assets	10.3	10.2	10.2
Common equity Tier 1 capital to risk-weighted assets	10.3	10.2	10.2
Tier 1 capital to average assets	6.8	7.0	8.5
Tangible common equity to tangible assets (1) (2)	6.5	6.5	8.1

Capital Ratios - Bank Only:
Total capital to risk-weighted assets	13.2%	13.1%	13.0%
Tier 1 capital to risk-weighted assets	12.2	12.1	12.1
Common equity Tier 1 capital to risk-weighted assets	12.2	12.1	12.1
Tier 1 capital to average assets	8.1	8.4	10.1

Asset Quality:
Loans 30-89 days past due	$10,682	$5,080	$6,366
Loans 90 days past due and accruing	$—	$—	$343
Non-performing loans/ Non-performing assets	$7,064	$7,731	$4,369
Non-performing loans/total loans	0.15%	0.17%	0.12%
Non-performing assets/total assets	0.11	0.13	0.09
Allowance/non-performing loans	615.43	561.39	750.42
Allowance/total loans	0.94	0.94	0.89

(1)	Tangible common equity represents a non-GAAP financial measure calculated as total stockholders' equity less goodwill and intangible assets.
(2)	Tangible assets represent a non-GAAP financial measure calculated as total assets less goodwill and intangible assets.

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Supplemental Financial Information

Condensed Consolidated Average Balance Sheets and Average Rate Data (unaudited)

(Dollars in thousands)

	Three Months Ended September 30,			Three Months Ended June 30,			Three Months Ended September 30,
	2020			2020			2019
			Average			Average			Average
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
Interest-earning assets:
Loans, net (including loan fee income) (1)	$4,612,125	$43,108	3.72%	$4,429,423	$42,044	3.82%	$3,442,462	$41,053	4.73%
Securities (1)	596,981	3,144	2.10	647,218	3,796	2.36	787,387	5,060	2.55
Deposits with banks	531,205	135	0.10	365,770	112	0.12	61,853	342	2.19
Total interest-earning assets (1)	5,740,311	46,387	3.21	5,442,411	45,952	3.40	4,291,702	46,455	4.29
Non-interest-earning assets:
Other assets	509,574			471,232			412,300
Total assets	$6,249,885			$5,913,643			$4,704,002

Interest-bearing liabilities:
Savings	$353,624	$72	0.08%	$317,346	$95	0.12%	$433,086	$1,083	0.99%
NOW	219,275	29	0.05	131,650	26	0.08	125,056	51	0.16
MMDA	1,247,455	1,016	0.32	1,151,830	1,135	0.40	1,034,002	3,452	1.32
Savings, NOW and MMDA	1,820,354	1,117	0.24	1,600,826	1,256	0.32	1,592,144	4,586	1.14
Certificates of deposit of less than $100,000	53,813	155	1.15	56,603	214	1.52	60,144	299	1.97
Certificates of deposit of $100,000 or more	140,982	387	1.09	147,706	575	1.57	152,093	844	2.20
Total IPC deposits	2,015,149	1,659	0.33	1,805,135	2,045	0.46	1,804,381	5,729	1.26
Brokered deposits	139,760	339	0.96	210,393	454	0.87	75,410	387	2.04
Public funds	825,734	1,049	0.51	769,815	1,060	0.55	500,440	1,139	0.90
Total public and brokered deposits	965,494	1,388	0.57	980,208	1,514	0.62	575,850	1,526	1.05
Total deposits	2,980,643	3,047	0.41	2,785,343	3,559	0.51	2,380,231	7,255	1.21
Federal funds purchased and repurchase agreements	1,793	—	—	1,659	1	0.24	14,160	70	1.96
FHLB advances	329,674	1,407	1.70	341,099	723	0.85	244,011	1,179	1.92
Subordinated debentures	79,003	1,135	5.72	78,968	1,135	5.78	78,862	1,135	5.71
Total borrowings	410,470	2,542	2.46	421,726	1,859	1.77	337,033	2,384	2.81
Total interest-bearing liabilities	3,391,113	5,589	0.66	3,207,069	5,418	0.68	2,717,264	9,639	1.41
Non-interest-bearing liabilities:
Demand deposits	2,193,615			2,061,371			1,417,159
Other liabilities	153,102			144,541			87,313
Total liabilities	5,737,830			5,412,981			4,221,736
Stockholders' equity	512,055			500,662			482,266
Total liabilities and stockholders' equity	$6,249,885			$5,913,643			$4,704,002

Net interest rate spread			2.55%			2.72%			2.88%
Net interest-earning assets	$2,349,198			$2,235,342			$1,574,438
Net interest margin - tax-equivalent		40,798	2.83%		40,534	3.00%		36,816	3.40%
Less: Tax-equivalent adjustment		(91)	(0.01)		(102)	(0.01)		(101)	(0.01)
Net interest income		$40,707			$40,432			$36,715
Net interest margin			2.82%			2.99%			3.39%

(1) Presented on a tax-equivalent basis.

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Supplemental Financial Information

Condensed Consolidated Average Balance Sheets and Average Rate Data (unaudited)

(Dollars in thousands)

	Nine Months Ended September 30,
	2020			2019
			Average			Average
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
Interest-earning assets:
Loans, net (including loan fee income) (1)	$4,240,881	$124,962	3.94%	$3,364,574	$118,712	4.72%
Securities (1)	669,100	11,568	2.31	844,057	17,442	2.76
Deposits with banks	330,355	514	0.21	85,241	1,485	2.33
Total interest-earning assets (1)	5,240,336	137,044	3.49	4,293,872	137,639	4.29
Non-interest-earning assets:
Other assets	475,813			402,174
Total assets	$5,716,149			$4,696,046

Interest-bearing liabilities:
Savings	$325,039	$355	0.15%	$425,265	$3,219	1.01%
NOW	161,165	101	0.08	118,530	140	0.16
MMDA	1,150,020	4,560	0.53	1,010,304	10,878	1.44
Savings, NOW and MMDA	1,636,224	5,016	0.41	1,554,099	14,237	1.22
Certificates of deposit of less than $100,000	56,324	635	1.51	60,796	845	1.86
Certificates of deposit of $100,000 or more	144,630	1,676	1.55	151,675	2,382	2.10
Total IPC deposits	1,837,178	7,327	0.53	1,766,570	17,464	1.32
Brokered deposits	172,107	1,485	1.15	139,356	2,368	2.27
Public funds	756,514	3,500	0.62	527,022	3,701	0.94
Total public and brokered deposits	928,621	4,985	0.72	666,378	6,069	1.22
Total deposits	2,765,799	12,312	0.59	2,432,948	23,533	1.29
Federal funds purchased and repurchase agreements	10,975	79	0.96	15,722	273	2.32
FHLB advances	308,128	3,163	1.37	243,544	3,455	1.90
Subordinated debentures	78,968	3,405	5.76	78,828	3,405	5.78
Total borrowings	398,071	6,647	2.23	338,094	7,133	2.82
Total interest-bearing liabilities	3,163,870	18,959	0.80	2,771,042	30,666	1.48
Non-interest-bearing liabilities:
Demand deposits	1,910,686			1,372,285
Other liabilities	136,802			81,588
Total liabilities	5,211,358			4,224,915
Stockholders' equity	504,791			471,131
Total liabilities and stockholders' equity	$5,716,149			$4,696,046

Net interest rate spread			2.69%			2.81%
Net interest-earning assets	$2,076,466			$1,522,830
Net interest margin - tax-equivalent		118,085	3.01%		106,973	3.33%
Less: Tax-equivalent adjustment		(296)	(0.01)		(418)	(0.01)
Net interest income		$117,789			$106,555
Net interest margin			3.00%			3.32%

(1) Presented on a tax-equivalent basis.

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures (unaudited)

Reconciliation of as reported (GAAP) and non-GAAP financial measures

The following tables below provide a reconciliation of certain financial measures calculated under generally accepted accounting principles ("GAAP") (as reported) and non-GAAP. A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed in the most directly comparable measure calculated and presented in accordance with GAAP in the United States. The Company’s management believes the presentation of non-GAAP financial measures provide investors with a greater understanding of the Company’s operating results in addition to the results measured in accordance with GAAP. While management uses these non-GAAP measures in its analysis of the Company’s performance, this information should not be viewed as a substitute for financial results determined in accordance with GAAP or considered to be more important than financial results determined in accordance with GAAP.

The following non-GAAP financial measures exclude merger expenses associated with the Company’s proposed merger with Dime. Tax deductible adjustments to net income are taxed at the Company’s statutory tax rate of approximately 29%.

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Return on average total assets - as reported	0.83%	0.72%	1.17%	0.77%	1.07%
Merger expenses	0.15	—	—	0.06	—
Income tax effect of adjustment above	—	—	—	—	—
Adjusted return on average total assets (non-GAAP)	0.98	0.72	1.17	0.83	1.07

Return on average stockholders' equity - as reported	10.15%	8.56%	11.44%	8.75%	10.64%
Merger expenses	1.83	—	—	0.62	—
Income tax effect of adjustment above	(0.05)	—	—	(0.01)	—
Adjusted return on average stockholders' equity (non-GAAP)	11.93	8.56	11.44	9.36	10.64

Return on average tangible common equity - as reported	12.90%	10.95%	14.81%	11.17%	13.88%
Merger expenses	2.32	—	—	0.79	—
Amortization of other intangible assets	0.15	0.18	0.19	0.17	0.23
Income tax effect of adjustments above	(0.09)	(0.03)	(0.03)	(0.05)	(0.05)
Adjusted return on average tangible common equity (non-GAAP)	15.28	11.10	14.97	12.08	14.06

The following table presents a reconciliation of net income and diluted earnings per share (as reported) to adjusted net income and adjusted diluted earnings per share excluding merger expenses:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands, except per share amounts)	2020	2020	2019	2020	2019
Net income - as reported	$13,061	$10,656	$13,903	$33,065	$37,483
Adjustments:
Merger expenses	2,352	—	—	2,352	—
Income tax effect of adjustment above	(58)	—	—	(58)	—
Adjusted net income (non-GAAP)	$15,355	$10,656	$13,903	$35,359	$37,483

Diluted earnings per share - as reported	$0.66	$0.54	$0.70	$1.66	$1.88
Adjustments:
Merger expenses	0.11	—	—	0.11	—
Income tax effect of adjustment above	—	—	—	—	—
Adjusted diluted earnings per share (non-GAAP)	$0.77	$0.54	$0.70	$1.77	$1.88

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures (unaudited)

The following table presents a reconciliation of net interest income, non-interest income and non-interest expense to pre-tax pre-provision net revenue (non-GAAP) and adjusted pre-tax pre-provision net revenue (non-GAAP):

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2020	2020	2019	2020	2019
Net interest income	$40,707	$40,432	$36,715	$117,789	$106,555
Non-interest income	6,790	2,252	6,244	14,259	16,961
Total revenues	47,497	42,684	42,959	132,048	123,516
Non-interest expense	28,937	24,399	24,204	78,179	70,807
Pre-tax pre-provision net revenue (non-GAAP) (1)	$18,560	$18,285	$18,755	$53,869	$52,709
Adjustments:
Change in fair value of loans held for sale	—	2,643	—	2,643	—
Merger expenses	2,352	—	—	2,352	—
Adjusted pre-tax pre-provision net revenue (non-GAAP) (2)	$20,912	$20,928	$18,755	$58,864	$52,709

(1)	The reported pre-tax pre-provision net revenue is a non-GAAP measure calculated by adding GAAP net interest income and GAAP non-interest income less GAAP non-interest expense.
(2)	The adjusted pre-tax pre-provision net revenue is a non-GAAP measure calculated by adding pre-tax pre-provision net revenue less the change in fair value of loans held for sale and merger expenses.

The following table presents a reconciliation of efficiency ratio (non-GAAP) and adjusted efficiency ratio (non-GAAP):

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands, except per share amounts)	2020	2020	2019	2020	2019
Efficiency ratio - as reported (non-GAAP) (1)	60.92%	57.16%	56.34%	59.20%	57.33%
Non-interest expense - as reported	$28,937	$24,399	$24,204	$78,179	$70,807
Less: Merger expenses	(2,352)	—	—	(2,352)	—
Less: Amortization of intangible assets	(149)	(177)	(182)	(507)	(605)
Adjusted non-interest expense (non-GAAP)	$26,436	$24,222	$24,022	$75,320	$70,202
Net interest income - as reported	$40,707	$40,432	$36,715	$117,789	$106,555
Tax-equivalent adjustment	91	102	101	296	418
Net interest income, tax-equivalent basis	$40,798	$40,534	$36,816	$118,085	$106,973
Non-interest income - as reported	$6,790	$2,252	$6,244	$14,259	$16,961
Less: Net securities gains	(3,540)	—	—	(3,525)	(201)
Less: Loss on termination of swaps	3,403	—	—	3,403	—
Less: Change in fair value of loans held for sale	—	2,643	—	2,643	—
Adjusted non-interest income (non-GAAP)	$6,653	$4,895	$6,244	$16,780	$16,760
Adjusted total revenues for adjusted efficiency ratio (non-GAAP)	$47,451	$45,429	$43,060	$134,865	$123,733
Adjusted efficiency ratio (non-GAAP) (2)	55.71%	53.32%	55.79%	55.85%	56.74%

(1)	The reported efficiency ratio is a non-GAAP measure calculated by dividing GAAP non-interest expense by the sum of GAAP net interest income and GAAP non-interest income.
(2)	The adjusted efficiency ratio is a non-GAAP measure calculated by dividing adjusted non-interest expense by the sum of net interest income on a tax-equivalent basis and adjusted non-interest income.

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures (unaudited)

The following table reconciles net interest margin (as reported) to adjusted net interest margin on a tax-equivalent basis, excluding net interest income and average adjustments on deposits with banks and PPP loans (non-GAAP):

	Three Months Ended
	September 30,	June 30,	September 30,
(Dollars in thousands)	2020	2020	2019
Net interest income - as reported	$40,707	$40,432	$36,715
Tax-equivalent adjustment	91	102	101
Net interest income, tax-equivalent basis	$40,798	$40,534	$36,816
Adjustment:
Less: Interest income on deposits with banks	(135)	(112)	(342)
Less: Net interest income on PPP loans and swaps	(6,005)	(5,370)	—
Adjusted net interest income, tax-equivalent basis (non-GAAP)	$34,658	$35,052	$36,474

Average interest-earning assets - as reported	$5,740,311	$5,442,411	$4,291,702
Adjustments:
Average deposits with banks	(531,205)	(365,770)	(61,853)
Average PPP loans	(933,345)	(729,394)	—
Adjusted average interest-earning assets (non-GAAP)	$4,275,761	$4,347,247	$4,229,849

Net interest margin - as reported (1)	2.82%	2.99%	3.39%
Net interest margin, tax-equivalent basis (2)	2.83	3.00	3.40
Adjusted net interest margin (non-GAAP) (3)	3.22	3.24	3.42

(1)	Net interest margin represents net interest income divided by average interest-earning assets.
(2)	Net interest margin, tax-equivalent basis represents net interest income on a tax-equivalent basis divided by average interest-earning assets.
(3)	Adjusted net interest margin represents adjusted net interest income on a tax-equivalent basis divided by adjusted average interest-earning assets.

The following table presents a reconciliation of operating expense as a percentage of average assets (as reported) and adjusted operating expense as a percentage of average assets (non-GAAP):

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Operating expense as a % of average assets - as reported	1.84%	1.66%	2.04%	1.83%	2.02%
Merger expenses	(0.15)	—	—	(0.05)	—
Amortization of other intangible assets	(0.01)	(0.01)	(0.01)	(0.02)	(0.02)
Adjusted operating expense as a % of average assets (non-GAAP)	1.68	1.65	2.03	1.76	2.00

The following table presents the tangible common equity to tangible assets calculation (non-GAAP):

	September 30,	June 30,	December 31,
(Dollars in thousands)	2020	2020	2019
Total assets - as reported	$6,322,377	$6,150,664	$4,921,520
Less: Goodwill and other intangible assets - as reported	(109,398)	(109,248)	(109,627)
Tangible assets (non-GAAP)	$6,212,979	$6,041,416	$4,811,893

Total stockholders' equity - as reported	$512,221	$502,621	$497,154
Less: Goodwill and other intangible assets - as reported	(109,398)	(109,248)	(109,627)
Tangible common equity (non-GAAP)	$402,823	$393,373	$387,527

Tangible common equity to tangible assets (non-GAAP) (1)	6.5%	6.5%	8.1%

(1)	Calculated by dividing tangible common equity by tangible assets.